April 2026

Preliminary Pricing Supplement No. 15,304

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 27, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has depreciated in value but the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek a return based on an equally weighted basket consisting of ten stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 3, 2028
Stated principal amount / Issue price:	$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	April 16, 2026
Original issue date:	April 21, 2026 (3 business days after the pricing date)
Aggregate principal amount:	$
Basket:	The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed and the weighting of each basket stock.
	Basket component	Bloomberg ticker symbol*	Exchange	Basket component weighting	Initial basket component value**	Multiplier**
	Albemarle Corporation common stock (the “ALB Stock”)	ALB	NYSE	10%	$
	Applied Materials Inc. common stock (the “AMAT Stock”)	AMAT	Nasdaq	10%	$
	KLA Corporation common stock (the “KLAC Stock”)	KLAC	Nasdaq	10%	$
	MP Materials Corp. common stock (the “MP Stock”)	MP	NYSE	10%	$
	Micron Technology, Inc. common stock (the “MU Stock”)	MU	Nasdaq	10%	$
	NVIDIA Corporation common stock (the “NVDA Stock”)	NVDA	Nasdaq	10%	$
	Palantir Technologies Inc. class A common stock (the “PLTR Stock”)	PLTR	Nasdaq	10%	$
	Rio Tinto PLC American Depositary shares (the “RIO Stock”)	RIO	NYSE	10%	$
	Rockwell Automation, Inc. common stock (the “ROK Stock”)	ROK	NYSE	10%	$
	RTX Corporation common stock (the “RTX Stock”)	RTX	NYSE	10%	$

We refer to each of the basket components as a basket stock.

*Bloomberg ticker symbols are being provided for reference purposes only.

**The initial basket component values and multipliers will be set on the pricing date.

Payment at maturity per Buffered PLUS:

●If the final basket value is greater than the initial basket value:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

●If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%:

$1,000

●If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:

($1,000 × basket performance factor) + $100

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	150%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Maximum payment at maturity:	$1,465 per Buffered PLUS (146.50% of the stated principal amount)
Valuation date:	April 28, 2028, subject to postponement for non-trading days and certain market disruption events
	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $966.90 per Buffered PLUS, or within $35.00 of that estimate. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees		Proceeds to us(3)
Per Buffered PLUS	$1,000	$20(1)
		$5(2)		$975
Total	$	$		$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each Buffered PLUS.

(3)See “Use of proceeds and hedging” on page 24.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank. You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:

100, which will be equal to the sum of the products of the initial basket component value of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which will be determined on the pricing date.

Final basket value:	The basket closing value on the valuation date
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each basket component on such day and (ii) the applicable multiplier for such basket component on such day.

Basket component closing value:	With respect to each basket component, the share closing price of such basket component multiplied by the adjustment factor for such basket component
Multiplier:

The multiplier for each basket component will be set on the pricing date based on such basket component’s initial basket component value so that each basket component will represent the applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting such basket component.
CUSIP / ISIN:	61781EJ23 / US61781EJ236
Listing:	The Buffered PLUS will not be listed on any securities exchange.

April 2026  Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028 (the “Buffered PLUS”) can be used:

￭As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario;

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor; and

￭To obtain a buffer against a specified level of negative performance in the basket

Maturity:	Approximately 2 years
Leverage factor:	150%
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Maximum payment at maturity:	$1,465 per Buffered PLUS (146.50% of the stated principal amount)
Basket component weightings:	10% for each basket component
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $966.90, or within $35.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

April 2026  Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance (Up to a Cap)

The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of performance relative to a direct investment in the basket, subject to the maximum payment at maturity.

Upside Scenario

The basket increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 150% of the basket percent change, subject to the maximum payment at maturity of $1,465 per Buffered PLUS (146.50% of the stated principal amount).

Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario

The basket declines in value by more than 10%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. (Example: if the basket decreases in value by 50%, the Buffered PLUS will redeem for $600 or 60% of the stated principal amount.) The minimum payment at maturity is $100 per Buffered PLUS.

April 2026  Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	10%
Maximum payment at maturity:	$1,465 per Buffered PLUS (146.50% of the stated principal amount)
Minimum payment at maturity:	$100 per Buffered PLUS

Buffered PLUS Payoff Diagram

See the next page for a description of how the Buffered PLUS work.

April 2026  Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity of $1,465 per Buffered PLUS (146.50% of the stated principal amount) at a final basket value of 131% of the initial basket value.

￭Given the leverage factor of 150%, if the basket appreciates 5%, investors will receive a 7.5% return, or $1,075 per Buffered PLUS.

￭If the basket appreciates 80%, investors will receive only the maximum payment at maturity of $1,465 per Buffered PLUS, or 146.50% of the stated principal amount.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

￭If the basket depreciates 5%, investors will receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. The minimum payment at maturity is $100 per Buffered PLUS.

￭If the basket depreciates 70%, investors will lose 60% of the stated principal amount and receive only $400 per Buffered PLUS at maturity, or 40% of the stated principal amount.

April 2026  Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS. If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,465 per Buffered PLUS, or 146.50% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 146.50% of the stated principal amount for the Buffered PLUS (assuming a maximum payment at maturity of $1,465 per Buffered PLUS), any increase in the final basket value over the initial basket value by more than 31% of the initial basket value will not further increase the return on the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market. Some factors that may influence the value of the Buffered PLUS include:

othe trading price, volatility (frequency and magnitude of changes in price) and relative performance of each of the basket components,

odividend yield, if any, of each of the basket components,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the final basket value,

othe time remaining until the Buffered PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting a particular basket component that may or may not require an adjustment to the relevant adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The share closing prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. The Buffered PLUS are not guaranteed by any other entity. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

April 2026  Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The amount payable on the Buffered PLUS is not linked to the basket closing value at any time other than the valuation date. The final basket value will be determined on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any basket component.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, the basket percent change, what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing values in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at

April 2026  Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components and in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the basket component closing values on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS.  Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the component securities of the underlying index, or engaging in transactions therein, and any such action could adversely affect the value of the underlying index or the Buffered PLUS.  These regulatory actions could result in restrictions on the Buffered PLUS and could result in the loss of a significant portion or all of your initial investment in the Buffered PLUS, including if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the share closing prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the Buffered PLUS.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The RIO Stock is the ADSs of Rio Tinto Limited and not the ordinary shares represented by the American Depositary Shares (the “ADSs”), and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company. The ordinary shares of Rio Tinto PLC are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the Buffered PLUS in taking any corporate actions that might affect the value of your Buffered PLUS. None of the money you pay for the Buffered PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The share closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the share closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “Description of PLUS—Antidilution Adjustments.” You should read that section in order to understand these and other adjustments that may be made to your Buffered PLUS.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Buffered PLUS and your return on the Buffered PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Buffered PLUS.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial level of the underlier of 100 on January 1, 2021 (assuming that each basket component is weighted as described in “Basket” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2021 to March 26, 2026

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Albemarle Corporation

Bloomberg Ticker Symbol: ALB

Albemarle Corporation develops and produces specialty chemicals. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the ALB Stock on March 26, 2026 was $174.50. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

ALB Stock Daily Basket Component Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Applied Materials, Inc. Overview

Bloomberg Ticker Symbol: AMAT

Applied Materials, Inc. provides manufacturing equipment, services and software to the semiconductor, display and related industries. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-06920 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the AMAT Stock on March 26, 2026 was $338.55. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

AMAT Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

KLA Corporation Overview

Bloomberg Ticker Symbol: KLAC

KLA Corporation is a supplier of process control and yield management solutions and services for the semiconductor and related electronics industries. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-09992 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the KLAC Stock on March 26, 2026 was $1,451.13. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

KLAC Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MP Materials Corp. Overview

Bloomberg Ticker Symbol: MP

MP Materials Corp. operates rare earth mining and minerals processing facilities. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39277 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the MP Stock on March 26, 2026 was $51.70. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

MP Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Micron Technology, Inc. Overview

Bloomberg Ticker Symbol: MU

Micron Technology, Inc. is a memory and storage solutions company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-10658 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the MU Stock on March 26, 2026 was $355.46. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

MU Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NVDA Stock on March 26, 2026 was $171.24. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NVDA Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Palantir Technologies Inc. Overview

Bloomberg Ticker Symbol: PLTR

Palantir Technologies Inc. builds software platforms. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39540 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the PLTR Stock on March 26, 2026 was $147.56. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

PLTR Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Rio Tinto PLC Overview

Bloomberg Ticker Symbol: RIO

Rio Tinto Group processes and mines mineral resources worldwide. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-10533 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RIO Stock on March 26, 2026 was $85.79. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RIO Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Rockwell Automation, Inc.

Bloomberg Ticker Symbol: ROK

Rockwell Automation, Inc. provides industrial automation and digital transformation technologies. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-12383 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the ROK Stock on March 26, 2026 was $354.82. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

ROK Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

RTX Corporation

Bloomberg Ticker Symbol: RTX

RTX Corporation is a provider of technology products and services to the aerospace industry. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-00812 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RTX Stock on March 26, 2026 was $192.85. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RTX Stock Daily Basket Component Daily Closing Levels January 1, 2021 to March 26, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

April 2026  Page 21

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to any basket component or if a market disruption event with respect to any basket component occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the valuation date as postponed, by which date the basket component closing value of each basket component has been determined.

Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket stock.”
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, with respect to the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

April 2026  Page 22

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Buffered PLUS. An alternative characterization of the Buffered PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Buffered PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

April 2026  Page 23

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the basket components, futures or options contracts on the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the basket component closing values, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Buffered PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each Buffered PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each Buffered PLUS. The costs included in the original issue price of the Buffered PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the maximum payment at maturity, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2023

April 2026  Page 24

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due May 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

April 2026  Page 25